UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2025, Stepan Company (“Stepan”) announced the appointment of Ruben Velasquez as Vice President and Chief Financial Officer, effective July 15, 2025. Mr. Velasquez will succeed Samuel Hinrichsen, who, as previously reported, is presently serving as Vice President and Interim Chief Financial Officer. Mr. Hinrichsen will continue in his role as Vice President of Finance.

Mr. Velasquez, age 51, from 2022 through 2024 held the role of Vice President of Global Finance Transformation at 3M Company (“3M”), a diversified technology company. Prior to that, Mr. Velasquez served 3M as Vice President Global Finance and CFO Manufacturing & Supply Chain Operations from 2021 through 2022, Vice President Global Finance and CFO Consumer Business from 2016 through 2021, and Global Finance Director & CFO Electronics Materials Solutions Division from 2013 through 2016. Additionally, Mr. Velazquez served as Finance Director and Country CFO of 3M’s Russian subsidiary from 2010 through 2013 and Finance Director and Country CFO of 3M’s Colombian subsidiary from 2006 through 2010.

As Vice President and Chief Financial Officer, Mr. Velasquez will receive an annual salary of $475,000. Mr. Velasquez will be eligible to participate in Stepan’s short-term incentive compensation program, with a target annual incentive award of 75% of his base salary. Mr. Velasquez will also be eligible to participate in Stepan’s long-term incentive compensation program; Mr. Velasquez will receive an initial grant of restricted stock units, performance shares and stock appreciation rights in August 2025 with values of $200,000, $100,000 and $100,000, respectively. The restricted stock units, performance shares and stock appreciation rights have the same performance and vesting conditions as those awarded to other executive officers under Stepan’s long-term incentive compensation program. Additionally, Mr. Velasquez will receive certain relocation benefits, will be entitled to certain perquisites available to executive officers and will be eligible for certain employee benefits generally available to all employees.

There are no arrangements or understandings between Mr. Velasquez and any other persons pursuant to which Mr. Velasquez was appointed as an officer. Mr. Velasquez does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Velasquez does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Velasquez is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	Press Release of Stepan Company dated July 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: July 14, 2025	By:	/s/ Kamel Aranki
Kamel Aranki Interim General Counsel and Interim Assistant Secretary